EXHIBIT 23.2 - CONSENT OF PASHKE TWARGOWSKI & LEE

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 11, 1995 with respect to the financial statements and supplemental schedules included in the Annual Report on Form 11-K of the Zurn Retirement Savings Plan for the year ended December 31, 1994.

                                       /s/ Pashke Twargowski & Lee


Erie, Pennsylvania
February 7, 1996




































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